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                                                                       EXHIBIT 5

                              Kelley Drye & Warren
                               Two Stamford Plaza
                             281 Tresser Boulevard
                               Stamford, CT 06801
                                 (203) 351-8000








                               September 22, 2000

UCAR International Inc.
3102 West End Avenue, Suite 1100
Nashville, TN  37203

         Re:      Registration Statement on Form S-8

Dear Sirs and Madams:

         We have acted as counsel to UCAR International Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), registering $15,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") offered pursuant to the UCAR International Inc. Compensation Deferral Program (the "Plan").

         In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (iii) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and (iv) the Plan, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures on all documents examined by us. As to certain factual matters material to this opinion, we have relied to the extent that we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. This opinion is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based  upon  the  foregoing,  it  is  our  opinion  that  the  Deferred
Compensation Obligations have been duly authorized and, upon issuance and payment therefor in accordance with the Plan, will be legal, valid and binding obligations of the Company.
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UCAR International Inc.
September 22, 2000
Page 2

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any references to us contained therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement.

                                        Very truly yours,


                                        KELLEY DRYE & WARREN LLP


                                        By:  /s/ M. Ridgway Barker
                                           _____________________
                                           A Member of the Firm